Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
dave.farmer@emc.com

EMC To Acquire DSSD, Inc., Extends Flash Storage Leadership

DSSD To Deliver Game-Changing Performance For I/O-Intensive Next-Generation Workloads

EMC World 2014-LAS VEGAS-May 5, 2014

NEWS SUMMARY:

•	The mega trends of social, mobile, cloud and Big Data intensify the pressure on customers to store unprecedented amounts of data, analyze it faster and keep costs in check

•	To help address this need, EMC has entered into a definitive agreement to acquire DSSD, developer of an innovative new rack-scale flash storage tier

•	The DSSD architecture complements EMC’s industry-leading flash storage portfolio and is designed to deliver game-changing performance for next-generation applications such as SAP HANA and Hadoop

•	EMC was an early DSSD investor and development partner

•	The transaction is expected to close in the second quarter of 2014

•	DSSD president and CEO Bill Moore to lead the DSSD business within EMC; DSSD Chairman Andy Bechtolsheim to remain a strategic advisor

CONNECT WITH US AT EMC WORLD:

•	Online: To track the latest EMC World 2014 happenings visit www.emcworld.com

•	Live streaming: To view video of EMC World keynotes, general sessions, backstage sessions, and EMC TV coverage, visit http://www.emcworld.com/virtual

•	Social: For continuous EMC World news and event updates, follow EMC on Twitter at @EMCWorld, @EMCCorp, and @EMCCloud, joining conversations with #EMCWORLD, and like EMC on Facebook

•	Photos: View photos of EMC World on Flickr and tag your pictures with ‘EMC World’

•	View additional related news from EMC via EMC Pulse Blog

•	Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn

FULL STORY:

EMC Corporation (NYSE: EMC) today announced it has entered into a definitive agreement to acquire privately-held DSSD, Inc. Menlo Park-based DSSD is the developer of an innovative new rack-scale flash storage architecture for I/O-intensive in-memory databases and Big Data workloads like SAP HANA and Hadoop. The transaction is expected to close in the second quarter of 2014, subject to customary closing conditions. Financial terms were not disclosed. The transaction is not expected to have a material impact to EMC GAAP or non-GAAP EPS for the full 2014 fiscal year.

Menlo Park-based DSSD will operate as a standalone unit within EMC’s Emerging Technology Products Division reporting to Chirantan “C.J.” Desai. DSSD President and CEO Bill Moore, formerly Sun Microsystems’ Chief Storage Engineer, ZFS co-lead and 3Par’s first employee, will lead the DSSD business within EMC. Andy Bechtolsheim, who is also Chairman and Chief Development Officer of Arista Networks, and formerly a co-founder of Sun Microsystems, will serve as DSSD’s strategic advisor.

Cracking the Code

As customers take advantage of the mega trends of social, mobile, cloud and Big Data, it will become critical to store and analyze the vast amounts of data that do not fit into main memory. Having assembled one of the most accomplished systems and storage engineering teams in Silicon Valley, DSSD has cracked the code on this dilemma.

Andy Bechtolsheim said, “The prospects of what EMC and DSSD can achieve together are truly remarkable. We ventured out to create a new storage tier for transactional and Big Data applications that have the highest performance I/O requirements. Working together with EMC, DSSD will deliver a new type of storage system with game-changing latency, IOPS and bandwidth characteristics while offering the operational efficiency of shared storage.”

David Goulden, CEO of EMC Information Infrastructure, said, “EMC established a relationship with DSSD more than a year ago. EMC led the Series A investment in DSSD and has remained an active development partner. We’re now thrilled to be joining forces with Andy, Bill and the entire DSSD team. While flash stands among IT’s most disruptive technologies, its impact and opportunity will become even more pronounced as customers enter the 3rd Platform of IT. Complementary to our market-leading all-flash and hybrid storage portfolio, DSSD will unlock an abundance of new possibilities for customers as they build out their infrastructures to support the emerging tier of next-generation in-memory and Big Data workloads.”

Products based on the new DSSD rack-scale flash storage architecture are expected to be available in 2015 and will be optimized for:

-	In-memory databases (e.g. SAP HANA, GemFire, etc.)

-	Real-time analytics (e.g. risk management, fraud detection, high-frequency applications, Pivotal HD, etc.)

-	High-performance applications used by research and government agencies (e.g. genomics, facial recognition, climate analysis, etc.)

Customers desiring a platform capable of delivering unprecedented performance for I/O-intensive Big Data and in-memory applications like SAP HANA and Hadoop will choose DSSD rack-scale flash storage as the fastest tier in their multi-tier storage architecture.

EMC Flash Leadership

DSSD will complement EMC’s flash-based systems and software portfolio which began with EMC’s early entry into flash storage in 2008 when it became the first to integrate Flash drives into enterprise storage arrays. In the first quarter of 2014 alone, EMC sold more than 17 petabytes of flash capacity, which was up over 70% over the first quarter of 2013. After less than two months of general availability in the fourth quarter of 2013, EMC® XtremIO® catapulted to a market-leading position, comfortably surpassing every other all-flash array. More than 70% of all EMC VMAX® and EMC VNX2 systems now ship with flash capacity. With this portfolio of offerings to accommodate the variety of applications for flash, including EMC’s fully-automated flash tiering software, EMC stands as the industry leader in enterprise flash storage.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing.  Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

###

EMC, VMAX, VNX and XtremIO are registered trademarks or trademarks of EMC Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.